Exhibit 10.4

2003 EQUITY INCENTIVE PLAN, AS AMENDED

NON-STATUTORY STOCK OPTION AGREEMENT

TIME-VESTING OPTIONS

This Non-Statutory Stock Option Agreement (this “Agreement”) is entered into as of «Grant Date» (the “Grant Date”), between AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), and «Name» (the “Option Holder”).

Pursuant to the AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) or its designee has determined that the Option Holder be granted an option under the Plan, upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1. Number and Price of Shares.    The Company hereby grants to the Option Holder an option (the “Option”) to purchase «Options» shares of the Company’s Common Stock (the “Option Shares”) at a price of $«Price» per share (the “Option Price”).

2. Time of Exercise.    Subject to the provisions of Section 4 hereof, the right to purchase shares pursuant to the Option shall be exercisable in whole or in part, at any time and from time to time, during the term set forth in Section 4 below in accordance with the following schedule:

From the 1st anniversary of the Grant Date through the 2nd anniversary of the Grant Date, for up to 25% of the Option Shares;

From the 2nd anniversary of the Grant Date through the 3rd anniversary of the Grant Date, for up to 50% of the Option Shares;

From the 3rd anniversary of the Grant Date through the 4th anniversary of the Grant Date, for up to 75% of the Option Shares; and

From and after the 4th anniversary of the Grant Date, for up to 100% of the Option Shares.

The foregoing notwithstanding, if an Acceleration Event shall occur prior to termination of the Option pursuant to Section 4 hereof, the Option Holder’s right to purchase 100% of the Option Shares shall become exercisable immediately.

3. Method of Exercise.    The Option, or any part thereof, shall be exercised by written notice from the Option Holder to the Secretary of the Company specifying the number of Option Shares to be purchased (which must be a whole number of shares) and accompanied by payment in full of the Option Price for the shares being purchased. Such payment may be made in (i) cash; (ii) shares of Common Stock (that the Option Holder has owned for at least one year) having a Fair Market Value equal to such Option Price; (iii) a combination of cash and shares provided that such shares have been held by the Option Holder for at least one year prior to such exercise; or (iv) a “cashless exercise” procedure (in the sole discretion of the Committee) involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law. A minimum of one hundred (100) shares must be purchased each time the Option is exercised, unless the Option is being exercised with respect to all Option Shares available at such time for purchase hereunder. No shares shall be issued until full payment therefor has been received by the Company and the provisions of Section 8 hereof shall have been complied with, and the Option Holder shall have no rights as a stockholder of the Company in respect of such shares until the date of the issuance by the Company of a stock certificate representing such shares, or issuance of the shares in uncertificated form by book entry on the records of the Company’s Common Stock registrar and transfer agent.

4. Term of the Option.

(a) The Option shall be exercisable, in accordance with the provisions of Sections 2 and 3 hereof, through the tenth anniversary of the Grant Date, unless terminated earlier as provided herein.

(b) Except as may be provided pursuant to paragraph (d) of this Section 4, if the Option Holder’s employment is terminated by reason of the Option Holder’s Disability or Retirement, or if the Option Holder shall die while employed by the Company or a Subsidiary Corporation, the Option may, to the extent otherwise exercisable pursuant to Section 2 above on the date of such termination or death, be exercised by the Option Holder or the Option Holder’s estate or the person who acquired the right to exercise the Option by bequest or inheritance or otherwise by reason of the death or Disability of the Option Holder, at any time within three years after the date of death or termination of employment by reason of Disability or Retirement, but in any event not beyond the date on which the Option would otherwise expire pursuant to paragraph (a) of this Section 4. Except as set forth in paragraph (d) of this Section 4, the Option shall, to the extent not theretofore exercised or terminated, terminate upon the expiration of such three-year (or shorter) period.

(c) Except as otherwise provided in paragraph (b) of this Section 4, and except as may be provided in accordance with paragraph (d) of this Section 4, the Option may not be exercised unless the Option Holder is then in the employ or service of the Company or one of its divisions or Subsidiary Corporations, and unless the Option Holder has remained continuously so employed or in service since the Grant Date. In the event the Option Holder’s employment or service is terminated or ceases for any reason other than the Option Holder’s death, Disability or Retirement, all Options shall, to the extent not theretofore exercised or canceled, terminate immediately upon such separation of employment or cessation of service, as applicable.

(d) The period for exercise of the Option may be extended by, and in the sole discretion of, the Committee in accordance with the Plan, but in any event not longer than the term set forth in paragraph (a) of this Section 4.

5. Non-Transferability.    The Option and the Option Holder’s rights hereunder shall not be transferable other than by will or the law of descent and distribution, and during the lifetime of the Option Holder the Option may be exercised only by the Option Holder or by the Option Holder’s guardian or legal representative.

6. No Guarantee of Employment.    Nothing set forth herein or in the Plan shall (i) confer upon the Option Holder any right of continued employment or service for any period by the Company or any of its divisions or Subsidiary Corporations, (ii) entitle the Option Holder to remuneration or benefits not set forth in the Plan, or (iii) interfere with or limit in any way the right of the Company or any such division or Subsidiary Corporation to terminate such Option Holder’s employment.

7. Non-Statutory Stock Option.    No portion of the Option constitutes an Incentive Stock Option. The Option granted hereunder constitutes a Non-Statutory Stock Option.

8. Taxes upon Exercise of Options.    The Option Holder agrees that:

(a) no later than the date of any exercise of the Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes required by law to be withheld upon or in connection with such exercise; and

(b) the Company shall, to the extent permitted or required by law, have the right to deduct all federal, state and local taxes of any kind required by law to be withheld upon any exercise of the Option or from any payment of any kind otherwise due to the Option Holder with respect to the Option.

9. Failure to Enforce Not a Waiver.    The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

11. Incorporation of Plan.    A copy of the Plan is attached hereto and incorporated herein by reference and made a part of this Agreement. This Agreement and the Option shall be subject to the terms of the Plan, as it may be amended from time to time, provided that such amendment of the Plan is made in accordance with Section 10 of the Plan.

12. Notices.    Any notice required or permitted under this Agreement shall be in writing and deemed given when (i) delivered personally, (ii) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (iii) delivered by overnight courier service. Such notices shall be sent to the Option Holder at the last address specified in the Company’s records (or such other address as the Option Holder may designate in writing to the Company), or to the Company at the following address (or such other address as the Company may designate in writing to the Option Holder):

AnnTaylor

1372 Broadway, 12th Floor

New York, NY 10018

Attn: Corporate Secretary

13. Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

ANNTAYLOR STORES CORPORATION	OPTION HOLDER:

By:
Name:	«Name»
Title:

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